UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 18, 2011

Fusion-io, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35188	20-4232255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2855 E. Cottonwood Parkway, Suite 100

Salt Lake City, Utah 84121

(Address of principal executive offices) (Zip code)

(801) 424-5500

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On November 18, 2011, Fusion-io, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders voted on the following four proposals and the Company’s inspector of election certified the vote tabulations indicated below.

Proposal 1

The stockholders elected the individuals listed below as Class I directors to serve on the Company’s Board of Directors for a term of three years or until their respective successors are duly elected and qualified.

	For	Withheld	Broker Non-Vote
Christopher J. Schaepe	68,201,105	558,780	2,429,093
Rick White	68,155,654	604,231	2,429,093

Proposal 2

The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2012, as described in the proxy materials.

For	Against	Abstained	Broker Non-Vote
71,177,142	11,374	462	0

Proposal 3

The stockholders voted to approve the compensation of the named executive officers. This proposal was an advisory vote, as described in the proxy materials.

For	Against	Abstained	Broker Non-Vote
68,670,390	47,388	42,107	2,429,093

Proposal 4

The stockholders voted to approve holding an advisory vote on executive compensation once every year. This proposal was an advisory vote, as described in the proxy materials.

3 Years	2 Years	1 Year	Abstained	Broker Non-Vote
920,627	164,018	67,652,820	22,420	2,429,093

With regard to Proposal 4, a majority of the shares were voted, consistent with the recommendation of the Company’s Board of Directors (the “Board”) set forth in the proxy materials, for holding future advisory votes on executive compensation on an annual basis. The Board has considered the outcome of this advisory vote and has determined that the Company will hold an annual advisory vote on the Company’s executive compensation until the Board decides to hold the next advisory vote regarding the frequency of advisory votes (which advisory vote regarding frequency is required to be held at least every six years).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSION-IO, INC.

By:	/s/ Shawn J. Lindquist
Shawn J. Lindquist
Chief Legal Officer, Executive Vice President and Secretary

Dated: November 22, 2011